EX-99.77J REVALUATION

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended September 30, 2014, the Alpha Capital Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated

Net Investment
Net Realized

Income/(Loss)
Gain/(Loss)
Defensive Alternatives Fund   $137,215  $(137,215)
Opportunistic Alternatives Fund    297,913    (297,913)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended September 30, 2014, the Chase Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized

Income/(Loss)
Gain/(Loss)
Growth Fund

$581,870
$(581,870)
Mid-Cap Fund

673,895
(673,895)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended September 30, 2014, the Scharf Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized

Income
Loss
Scharf Fund

$1,926
 $(1,926)
Scharf Balanced Opportunity Fund

  1,498
   (1,498)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended September 30, 2014, the Shenkman Funds made the following permanent tax adjustments on the statement of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized

Income/(Loss)
Gain/(Loss)
Shenkman Short Duration High Income Fund

$34,557
$(34,557)

The reclassifications have no effect on net assets or net asset value per share.